Exhibit 10.2

Vesting Schedule and Conditions Agreement

This Vesting Schedule and Conditions Agreement (“Agreement”) is made effective as of June 1, 2023, by and between Longstar HealthPro Inc. (“Company”) and Chiwen Wang (“Employee”).

1.	Grant of Stock: The Company hereby grants to the Employee 10,000 shares of the Company’s common stock (“Stock”), subject to the terms and conditions of this Agreement.

2.	Vesting Schedule:

-	The Stock shall vest over a two-year period, with 50% of the Stock {5,000 shares) vesting on the first anniversary of the Employee’s start date (June 1, 2024) or upon the successful IPO of the Company, whichever comes later.

-	Thereafter, an additional 12.50% of the Stock shall vest at the end of each subsequent three-month period, starting from the IPO date.

-	Full vesting shall be achieved on the 2nd anniversary of the Employee’s start date (June 1, 2025) or upon the successful IPO of the Company, whichever comes later, subject to the Employee’s continuous service with the Company.

3.	Acceleration of Vesting:

-	In the event of the Company’s Initial Public Offering (IPO) before the vesting term completion, any unvested Stock shall immediately vest.

-	In case of a merger or acquisition of the Company, a proportionate amount of unvested Stock, based on the number of months served until the event, shall immediately vest.

4.	Termination of Employment:

-	If the Employee’s service with the Company terminates for any reason, unvested Stock shall be forfeited to the Company.

-	Vested Stock shall remain with the Employee subject to any applicable company policies or agreements.

5.	Restrictions:

-	The Employee agrees to any restrictions on the sale or transfer of the Stock as defined by the Company’s policies and applicable securities laws.

6.	Governing Law: This Agreement shall be governed by and construed in accordance with the Jaws of California.

7.	Acknowledgment: The Employee acknowledges that they have read, understand, and agree to the terms of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Vesting Schedule and Conditions Agreement as of the date first above written.

Company: Longstar HealthPro Inc.

Signature:	/s/ Sara Zhang
By:	Sara Zhang
Title:	HR/Office Manager
Date:	May 20, 2023

Employee:	ChiWen Wang
Signature:	/s/ ChiWen Wang
Date:	5/20/23